AMENDMENT NUMBER ONE
TO THE JUNE 4, 2007 DAVID FREMED EMPLOYMENT AGREEMENT

This amendment number one (“Amendment 1”), effective as of August 8, 2008 (the “Amendment 1 Effective Date”), amends the Employment Agreement dated June 4, 2007 between Green Screen Interactive Software, Inc. (f/k/a Green Screen Interactive Software, LLC) (“Green Screen”) and David Fremed, in full force and effect as of the date hereof (the “Employment Agreement”). This Amendment 1, when fully executed, shall constitute the further understanding between the parties with respect to the Employment Agreement, as follows:

The last sentence of Section 4 (a) of the Employment Agreement is hereby deleted.

Except as expressly or by necessary implication modified or amended by this Amendment 1, the terms of the Employment Agreement are hereby ratified and confirmed without limitation or exception. Capitalized terms used in this Amendment 1 and not otherwise defined shall have the same meaning ascribed to them as set forth in the Employment Agreement.

The parties hereto have executed this Amendment 1, which shall be effective as of the Amendment 1 Effective Date.

Green Screen Interactive Software, Inc.		David Fremed

By:	/s/ Mark Seremet	/s/ David J. Fremed

Name:	Mark Seremeet

Title:	President